As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-153196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MEDICAL OPTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0986820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Aimee S. Weisner

Executive Vice President, Administration, and Secretary

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent For Service)

With Copy To:

Brian J. McCarthy, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒        Accelerated filer ☐        Non-accelerated filer ☐        Smaller reporting company ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-153196) originally filed on August 26, 2008 (the “Registration Statement”) of Advanced Medical Optics, Inc. (“AMO”) is being filed to remove from registration any and all of the 265,675 shares of AMO’s common stock, $0.01 par value per share, that were registered and have not been, and will not be, sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed in accordance with AMO’s undertaking set forth in Part II, Item 17 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on this 26th day of February, 2009.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ Aimee S. Weisner
Aimee S. Weisner Executive Vice President, Administration and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on February 26, 2009.

* James V. Mazzo	Chief Executive Officer (Principal Executive Officer)

* Michael V. Lambert	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert F. Gallagher	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Christopher G. Chavez	Director

* Elizabeth H. Dávila	Director

* Daniel J. Heinrich	Director

* G. Mason Morfit	Director

* Michael A. Mussallem	Director

* Deborah J. Neff	Director

* Robert J. Palmisano	Director

* James O. Rollans	Presiding Director

*BY:	/s/ Aimee S. Weisner
Aimee S. Weisner

As attorney-in-fact under power of attorney granted in Registration Statement previously filed on August 26, 2008.